EXHIBIT 31.3

CERTIFICATION

I, Gregory D. Wasson, certify that:

1.	I have reviewed this Amendment No. 2 to the annual report on Form 10-K of Walgreen Co.;
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/	Gregory D. Wasson Gregory D. Wasson	Chief Executive Officer	Date: November 20, 2014